Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Registration Statement Amendment No. 1 to Form S-1, of our report dated January 7, 2008, relating to the statement of financial condition of United States Gasoline Fund, LP as of December 31, 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 14, 2008